UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0860047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

430 Park Avenue

New York, New York 10022

(Address of Principal Executive Offices)

2013 Equity Compensation Plan

(Full title of the plans)

Robert F.X. Sillerman

Chief Executive Officer and Chairman

SFX Entertainment, Inc.

430 Park Avenue

New York, New York 10022

(646) 561-6400

(Name, address and telephone number (including area code) of agent for service)

Copy to:

Howard Tytel

General Counsel

SFX Entertainment, Inc.

430 Park Avenue

New York, New York 10022

(646) 561-6400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.001 per share, issuable under the 2013 Equity Compensation Plan, as amended	2,000,000	$7.10	$14,200,000	$1,828.96

(1)         This Registration Statement registers 2,000,000 additional shares of SFX Entertainment, Inc.’s common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the 2013 Equity Compensation Plan, as amended (the “Plan”). The Plan has recently been amended to increase the number of shares of Common Stock issuable thereunder.

(2)         If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.

(3)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The offering price per share and aggregate offering price are based upon the average of the high and low sales prices for the Common Stock as reported on the Nasdaq Global Select Market on June 5, 2014, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. This Registration Statement is filed for the purpose of registering an additional 2,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of SFX Entertainment, Inc. (the “Company”) to be issued pursuant to an employee benefit plan, the Company’s 2013 Equity Compensation Plan, as amended (the “Plan”). This registration of 2,000,000 shares of Common Stock will increase the number of shares registered for issuance under the Plan to an aggregate of 20,000,000 shares of Common Stock, subject to adjustment as provided in the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering the issuance of 18,000,000 shares of Common Stock under the Plan, filed on November 8, 2013 (Registration Statement 333-192236) is incorporated by reference into this Registration Statement, except as amended hereby. Pursuant to General Instruction E of Form S-8, all information that has been incorporated by reference from the original registration statement is not repeated in this Registration Statement.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees, officers, directors or other participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 6, 2014.

SFX ENTERTAINMENT, INC.
a Delaware Corporation

/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Robert F.X. Sillerman and Mitchell Slater, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Principal Executive Officer & Chairman:	Principal Financial Officer:

/s/ Robert F.X. Sillerman	/s/ Richard Rosenstein
Robert F.X. Sillerman	Richard Rosenstein
Chairman and Chief Executive Officer	Chief Financial Officer
Dated: June 6, 2014	June 6, 2014

Principal Accounting Officer:

/s/ Robert Damon
Robert Damon
Chief Accounting Officer
June 6, 2014

Directors:

/s/ Mitchell Slater	/s/ John D. Miller
Mitchell Slater	John D. Miller
Dated: June 6, 2014	Dated: June 6, 2014

/s/ Joseph F. Rascoff	/s/ Dr. Andrew N. Bazos
Joseph F. Rascoff	Dr. Andrew N. Bazos
Dated: June 6, 2014	Dated: June 6, 2014

/s/ Jared Cohen	/s/ Edward Simon
Jared Cohen	Edward Simon
Dated: June 6, 2014	Dated: June 6, 2014

/s/ D. Geoff Armstrong	/s/ Michael Meyer
D. Geoff Armstrong	Michael Meyer
Dated: June 6, 2014	Dated: June 6, 2014

/s/ Pasquale Manocchia
Pasquale Manocchia
Dated: June 6, 2014

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)
4.2

Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)

4.3	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 (File No. 333-192236), filed by the Company on November 8, 2013)
4.4	Form of the Company’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement of the Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)
5.1	Opinion of Reed Smith LLP
10.1	2013 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-189564), filed by the Company on June 25, 2013)
10.2

Amendment No. 1 to 2013 Equity Compensation Plan, dated August 20, 2013 (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-8 (File No. 333-192236), filed by the Company on November 8, 2013)

10.3

Amendment No. 2 to 2013 Equity Compensation Plan, dated October 2, 2013 (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-8 (File No. 333-192236), filed by the Company on November 8, 2013)

10.4	Amendment No. 3 to 2013 Equity Compensation Plan, dated June 5, 2014
23.1	Consent of Ernst & Young LLP
24.1	Power of Attorney (included in the signature page hereto)